Exhibit 5.1
[Letterhead of Jones Day]
November 8, 2007
Exide Technologies
13000 Deerfield Parkway, Building 200
Alpharetta, Georgia 30004
Re:	Registration Statement on Form S-3 filed by Exide Technologies
Ladies and Gentlemen:
     We have acted as counsel to Exide Technologies, a Delaware corporation (the “Company”), in connection with the sale from time to time, on a delayed basis (the “Offering”), by certain of the Company’s stockholders (the “Selling Stockholders”), of 31,967,708 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Shares may be sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day